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                                                Filed Pursuant to Rule 424(b)(3)
                                                Registration No. 333-112367



      Prospectus Addendum to Prospectus Supplement dated February 6, 2004 to the Prospectus dated February 6, 2004

                         THE GOLDMAN SACHS GROUP, INC.

                          Medium-Term Notes, Series B


     Goldman, Sachs & Co. will, and other affiliates of Goldman Sachs may, use this prospectus addendum and the accompanying prospectus supplement dated February 6, 2004 in connection with market-making transactions of notes that were originally issued under a similar prospectus supplement for Medium-Term Notes, Series B, with a date earlier than February 6, 2004. We refer below to such earlier prospectus supplement as the "earlier prospectus supplement".

     When this prospectus addendum and the accompanying prospectus supplement dated February 6, 2004 are used in connection with a market-making transaction, you should note that the accompanying prospectus supplement dated February 6, 2004 supersedes the earlier prospectus supplement. When you read the prospectus supplement or pricing supplement with the specific terms of the offered notes, please note that all references in it to the earlier prospectus supplement should instead refer to the accompanying prospectus supplement dated February 6, 2004.

     You should read the terms of the accompanying prospectus supplement or pricing supplement, which describes the specific terms of the offered notes, together with the accompanying prospectus supplement dated February 6, 2004 and the prospectus dated February 6, 2004.


                            ________________________

                              GOLDMAN, SACHS & CO.
                            ________________________

                  Prospectus Addendum dated February 6, 2004.